Exhibit 21.1
Subsidiaries of Klarna Group plc

Name of Subsidiary	Jurisdiction of Incorporation or Organization

Analyzd Technologies Ltd	Cyprus

Klarna Australia Holding Pty Ltd	Australia

Klarna Australia Pty Ltd	Australia

Klarna Austria GmbH	Austria

Klarna B.V.	Netherlands

Klarna Bank AB (publ)	Sweden

Klarna Belgium N.V.	Belgium

Klarna Canada Limited	Canada

Klarna Commercial Consulting (Shanghai) Co., Ltd.	China

Klarna Financial Services UK Limited	United Kingdom

Klarna Germany Holding GmbH	Germany

Klarna Glazing II LLC	United States

Klarna Group Holdco Ltd	Jersey

Klarna Group Midco Ltd	Jersey

Klarna Holding AB (publ)	Sweden

Klarna Inc	United States

Klarna Italy Srl	Italy

Klarna Japan KK	Japan

Klarna MAS AB	Sweden

Klarna Midco AB	Sweden

Klarna New Zealand Ltd	New Zealand

Klarna Norge AS	Norway

Klarna Oy	Finland

Klarna Payments, S.A. de C.V.	Mexico

Klarna Poland sp. z o.o.	Poland

Klarna Spain SL	Spain

Klarna UK Ltd	United Kingdom

Larkan AB (publ)	Sweden

Larkan Holding AB	Sweden

Larkan III AB (publ)	Sweden

Larkan IV AB (publ)	Sweden

Larkan V AB	Sweden

Larkan VI AB	Sweden

Larkan VII AB	Sweden

Larkan VIII AB	Sweden

Larkan IX AB	Sweden

Larkan X AB	Sweden

Larkan XI AB	Sweden

Larkan XII AB	Sweden

PriceRunner Denmark ApS	Denmark

PriceRunner GmbH	Germany

PriceRunner Group AB	Sweden

PriceRunner Holding AB	Sweden

PriceRunner International AB	Sweden

PriceRunner Ltd	United Kingdom

PriceRunner Sweden AB	Sweden

PriceRunner Technology Co., Ltd	China

Prisguiden AS	Norway

Stocard GmbH	Germany

Stocard Pty Ltd	Australia